Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Registration Statement on Form S-4

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Randall C. King and George P. Long, III, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-4 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock, par value $5.00 per share, of the Corporation; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 13th day of July, 2007.

/s/ James E. Rohr
Name:	James E. Rohr
Title:	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard J. Johnson
Name:	Richard J. Johnson
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Samuel R. Patterson
Name:	Samuel R. Patterson
Title:	Controller (Principal Accounting Officer)

/s/ Richard O. Berndt
Name:	Richard O. Berndt
Title:	Director

/s/ Charles E. Bunch
Name:	Charles E. Bunch
Title:	Director

/s/ Paul W. Chellgren
Name:	Paul W. Chellgren
Title:	Director

/s/ Robert N. Clay
Name:	Robert N. Clay
Title:	Director

/s/ George A. Davidson, Jr.
Name:	George A. Davidson, Jr.
Title:	Director

/s/ Kay Coles James
Name:	Kay Coles James
Title:	Director

/s/ Richard B. Kelson
Name:	Richard B. Kelson
Title:	Director

/s/ Bruce C. Lindsay
Name:	Bruce C. Lindsay
Title:	Director

/s/ Anthony A. Massaro
Name:	Anthony A. Massaro
Title:	Director

/s/ Donald J. Shepard
Name:	Donald J. Shepard
Title:	Director

/s/ Lorene K. Steffes
Name:	Lorene K. Steffes
Title:	Director

/s/ Dennis F. Strigl
Name:	Dennis F. Strigl
Title:	Director

/s/ Stephen G. Thieke
Name:	Stephen G. Thieke
Title:	Director

/s/ Thomas J. Usher
Name:	Thomas J. Usher
Title:	Director

/s/ George H. Walls, Jr.
Name:	George H. Walls, Jr.
Title:	Director

/s/ Helge H. Wehmeier
Name:	Helge H. Wehmeier
Title:	Director